UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2017

PROVISION HOLDING, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-127347	20-0754724
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

9253 Eton Avenue, Chatsworth, California 91311

(Address of principal executive offices) (Zip Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2017, the Board of Directors (the “Board”) of Provision Holding, Inc., a Nevada corporation (the “Company”) appointed Thien Truong to the Company’s Board of Directors as an independent director.

Thien Truong is the Chief Revenue Officer at Coinstar, LLC (“Coinstar”), and has held this position since February 2017. In this role, Mr. Truong oversees Coinstar’s company growth through new product innovation, product management, marketing strategies and business development. Previously, Mr. Truong served as Senior Vice President of Business Development and Sales at Green Dot Corporation (“Green Dot”) from 2014 to 2017, where he was responsible for Green Dot’s new business partnerships and managing existing retail relationships. Prior to joining Green Dot, Mr. Truong served as Vice President of Retail and Mall Channels for the Global Payment Options group at American Express from April 2013, where he led the expansion of the brand's prepaid solutions, including the nationwide launch of its GPR card. Mr. Truong has also served in various Sales Management and Corporate Strategy roles at global companies including Procter & Gamble from 1993 to 1996, Nestle Waters North America from 1998 to 2006 and Frito Lay, a division of PepsiCo, from 2006 to 2007. Truong’s expertise in business development and his established relationships across multiple retail channels makes him an asset to the Board.

There are no arrangements or understandings between Mr. Truong and any other person pursuant to which he was selected as a director, and there are no actual or proposed transactions between the Company and Mr. Truong or any of his immediate family members that would require disclosure under Item 404(a) of Regulation S-K in connection with his appointment as director. The Company does not have any board committees. There are no other material plans, contracts or arrangements in which Mr. Truong will participate in connection with his appointment.

Item 7.01 Regulation FD Disclosure.

On December 11, 2017, the Company issued a press release announcing that management, led by Mark Leonard and Curt Thornton, the Company’s Chief Executive Officer and Chief Operating Officer, respectively, will hold a shareholder update call at 4:30 PM EST/1:30 PM PST on Wednesday December 13, 2017 (the “Update Call”). The Company is using the Update Call to take the opportunity to communicate with shareholders of the Company’s progress towards establishing a commercial platform across multiple retail channels, led by the Company’s relationship with Coinstar.

A live audio webcast will be available online on the Company’s website at www.provision.tv, where it will be archived. An audio replay of the conference call will be available through midnight December 20, 2017 by dialing +1 (844) 512-2921 from the U.S. or Canada, or +1 (412) 317-6671 from international locations, Conference ID: 13673995.

The information contained in this Item 7.01 referenced herein is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act or incorporated by reference in any filing under the Securities Act, unless the Company expressly so incorporates such information by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVISION HOLDING, INC

Date: December 13, 2017	By:	/s/ Mark Leonard
Mark Leonard Chief Executive Officer

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